FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2006

THE HARTCOURT COMPANIES INC.
(Exact name of registrant as specified in its charter.)

Utah
(State of Other Jurisdiction of Incorporation)

001-12671
(Commission File Number)

87-0400541
(I.R.S. Employee Identification No.)

Room 306, Yong Teng Plaza, No. 1065, Wu Zhong Road,
Shanghai, China 201103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 21 51521577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)	On May 31, 2006, the Board of Directors of the Company accepted the resignation of Ms. Carrie Hartwick from CEO & President as well as the director, due to her personal reasons.

On May 31, 2006, the Board of Directors appointed Mr. Victor Zhou to be the acting Chief Executive Officer, effective on June 1, 2006.

On May 31, 2006, the Board of Directors appointed Mr. Yungeng Hu to be the President & Chief Financial Officer, effective on June 1, 2006.

On July 4, 2006, the Board of Directors of the Company appointed Mr. Yungeng Hu to be a director, replacing Ms. Carrie Hartwick. Mr. Hu will not be assigned to any board committees at this time.

Mr. Victor Zhou has been the President of Fixed Assets Investment of Huatai Securities Inc since 1997. Before Huatai, Mr. Zhou was the General Manager with Jiangsu Securities Inc. Mr. Zhou has extensive experiences in securities trading, private equity investment and asset management. Mr. Zhou received his BA in economics from Hunan university and EMBA from China Europe International Business School.

Mr. Yungeng Hu served as a Managing Director of Investment Banking at CLSA in the areas of  ECM and M&A in China. Prior to CLSA, Mr. Hu was the General Manager of Hangzhou Hyatt Hotel for two years. His responsibility included designing and executing the turnaround strategy and rescued the company out of the distressing situation. Before that, Mr. Hu worked for Chase Manhattan Bank in New York where he helped to restructure Chase’s NPL and other international lending deals. Mr. Hu also worked for Ministry of Commerce of PRC and Bank of Finland. Mr. Hu holds an MBA from Helsinki School of Economics and a Ph.D from New York University.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTCOURT COMPANIES INC.

Dated: July 7, 2006	By:	/s/ Victor Zhou

Victor Zhou Acting Chief Executive Officer